Exhibit 3.11

Exhibit 3.11 Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "AECOM C&E, INC." AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE SECOND DAY OF DECEMBER, A.D. 1968, AT 8:30 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ENVIRONMENTAL SCIENCE AND TECHNOLOGY, INC." TO "ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.", FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 1969, AT 10 O'CLOCK A.M. CERTIFICATE OF DESIGNATION, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1969, AT 10 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF FEBRUARY, A.D. 1970, AT 10 O'CLOCK A.M. CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF APRIL, A.D. 1970, AT 10 O'CLOCK A.M. 694104 8100H SR# 20170927010 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202043600 Date: 02-15-17

Delaware Page 2 The First State CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF NOVEMBER, A.D. 1971, AT 10 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1972, AT 10 O'CLOCK A.M. CERTIFICATE OF REDUCTION, FILED THE SEVENTH DAY OF AUGUST, A.D. 1973, AT 10 O'CLOCK A.M. CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF MAY, A.D. 1979, AT 12:01 O'CLOCK P.M. CERTIFICATE OF REDUCTION, FILED THE FOURTEENTH DAY OF MAY, A.D. 1979, AT 12:02 O'CLOCK P.M. CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1979, AT 2 O'CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JANUARY, A.D. 1980. RESTATED CERTIFICATE, FILED THE EIGHTH DAY OF JANUARY, A.D. 1980, AT 10 O'CLOCK A.M. 694104 8100H SR# 20170927010 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202043600 Date: 02-15-17 2

Delaware The First State Page 3 CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1981, AT 2 O'CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SECOND DAY OF JANUARY, A.D. 1982. CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1981, AT 2 O'CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SECOND DAY OF JANUARY, A.D. 1982. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC." TO "ERT, INC.", FILED THE SIXTEENTH DAY OF JANUARY, A.D. 1987, AT 10 O'CLOCK A.M. CERTIFICATE OF MERGER, FILED THE SECOND DAY OF APRIL, A.D. 1987, AT 10 O'CLOCK A.M. 694104 8100H SR# 20170927010 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202043600 Date: 02-15-17 3

Delaware The First State Page 4 CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "ERT, INC." TO "ENSR CORPORATION", FILED THE THIRTEENTH DAY OF JUNE, A.D. 1988, AT 10 O'CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SEVENTEENTH DAY OF Ju.NE, A.D. 1988. RESTATED CERTIFICATE, FILED THE TWENTY-EIGHTH DAY OF JULY, A.D. 1988, AT 10 O'CLOCK A.M. CERTIFICATE OF OWNERSHIP, FILED THE SEVENTH DAY OF JULY, A.D. 1992, AT 9 O'CLOCK A.M. CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF Ju.NE, A.D. 1997. CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1997, AT 9:01 O'CLOCK A.M. 694104 8100H SR# 20170927010 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202043600 Date: 02-15-17 4

Delaware Page 5 The First State AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JUNE, A.D. 1997. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ENSR CORPORATION" TO "AECOM, INC.", FILED THE TENTH DAY OF NOVEMBER, A.D. 2008, AT 11:01 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "AECOM, INC." TO "AECOM C&E, INC.", FILED THE FIFTH DAY OF JANUARY, A.D. 2015, AT 7 O'CLOCK P.M. CERTIFICATE OF OWNERSHIP, FILED THE SECOND DAY OF OCTOBER, A.D. 2015, AT 7:12 O'CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "AECOM C&E, INC.". 694104 8100H SR# 20170927010 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202043600 Date: 02-15-17 5

CERTIFICATE OF INCORPORATION

OF

ENVIRONMENTAL SCIENCE AND TECHNOLOGY, INC.

FIRST:  The name of the corporation is Environmental Science and Technology, Inc.

SECOND:  The registered office of the corporation in the State of Delaware is to be located at No. 100 West Tenth Street, Wilmington, New Castle County. Its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is one hundred thirty nine thousand and one hundred (139,100), of which ten thousand (10,000) shares shall be Voting Stock, fifty thousand (50,000) shares shall be Non-Voting Class “A” Stock, seventy-five thousand (75,000) shares shall be Non-Voting Class “B” Stock and four thousand (4,000) shares shall be Non-Voting Class “C” Stock, all with the par value of ten cents ($0.10) per share amounting in the aggregate to thirteen thousand nine hundred dollars ($13,900), and one hundred (100) shares shall be Preferred Stock with the par value of one hundred dollars ($100) per share amounting in the aggregate to ten thousand dollars ($10,000).

The Voting Stock, the Non-Voting Class “A” Stock, the Non-Voting Class “B” Stock and the Non-Voting Class “C” Stock shall have identical rights, without regard to class, except that the Non-Voting Class “A” Stock, the Non-Voting Class “B” Stock and the Non-

Voting Class “C” Stock shall net entitle the holders thereof to vote on any matter unless specifically required by law.

The Preferred Stock may be issued from time to time in one or more series. The voting powers, designations, preferences and other rights and the qualifications, limitations or restrictions of the Preferred Stock of each series shall be such as are stated and expressed in this Article Fourth and to the extent not stated and expressed herein, shall be such as may be fixed by the board of directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the board of directors providing for the initial issue of Preferred Stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of such series, (b) fix the terms on which stock of such series may be redeemed if the shares of such series are redeemable, (c) fix the rights of the holders of stock of such series upon dissolution or any distribution of assets, (d) fix the terms or amounts of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of Preferred Stock if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of such series and (g) fix such other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

The board of directors may, from time to time, at its discretion, issue and sell to officers, directors or employees of the corporation, or, with the consent of the holders of a majority of the Non-Voting Class “B” Stock, to any other person who rentiers or agrees to render services to the corporation, shares of. the Non-Voting Class “A” Stock for ten cents ($0.10) per share upon such terms, conditions and restrictions as the board may in each instance deem in the best interests of the corporation. At any time that shares of the Non-Voting Class “A” Stock are thus sold, holders of Non-Voting Class “B” Stock shall have the pro rata right to subscribe for and purchase at the same price per share .6 of a share of the Non-Voting Class “B” Stock for each .4 of a share of the Non-Voting Class “A” Stock thus sold, subject to such regulations and adjustments as the board of directors may from time to tune adopt to avoid the allotment of tractions or shares. At any tune that the shares or Non-:  Voting Class “A” Stock are purchased or redeemed by the corporation, .6 of a share of the Non-Voting Class “B” Stock for each .4 of a share of the Non-Voting Class “A” Stock thus purchased or redeemed may, at the option of the board of directors, be purchased or redeemed by the corporation from the holders thereof in proportion to their respective holdings subject to such regulations and adjustments as the board of directors may from tune to tune adopt to avoid the purchase of fractions of shares, at the same purchase or redemption price per share as shall have been paid for the Non-Voting Class “A” Stock.

No share of the Non-Voting Class “A” Stock shall be sold, transferred or pledged by a holder thereof (other than to the corporation upon termination of service) until five years after the date of purchase and thereafter the right to sell, transfer and pledge 25% of such shares shall accrue to such stockholder at the end of the fifth, sixth, seventh and eighth year after the date of purchase.

In addition to the foregoing restriction on the Non-Voting Class “A” Stock, no share of the Non-Voting Class “A” Stock, the Non-Voting Class “B” Stock or of the Non-Voting Class “C” Stock shall be transferable by the holder thereof to any purchaser thereof unless such shares shall first have been offered for sale to the corporation and, if such shares shall not have been purchased by the corporation, thereafter such shares shall have been offered for sale to the holders of the Voting Stock of the corporation, all in accordance with the provisions to be stated in the by-laws.

In the event that the service of a holder of Non-Voting Class “A” Stock shall be terminated for any reason, the corporation shall have the right, within thirty days after the date or termination, to repurchase such Stock from such holder at the following prices:  (i) all of such Stock at ten cents ($0.10) per share if the service ceases in the first year; (ii) 80% of such stock at ten cents ($0.10) per share and 20% at book value if his service ceases in the second year; (iii) 60% of such Stock at ten cents ($0.10) per share and 40% at book value if his service ceases in the third year; (iv) 40% of such Stock at ten cents ($0.10) per share and 60% at book value if his service ceases in the fourth year; (v) 20% of such Stock at ten cents ($0.10) per share and 80% at book value if his service ceases in the firth year; and (vi) all of such Stock at book value if his service ceases after the end of the fifth year. The rights of the corporation to repurchase any of such Stock at book value shall terminate if the corporation, or any shareholder with the consent of the corporation, should make an offering of shares of its stock to the public for which a registration statement under the Securities Act or 1933, as amended, is filed.

The determination of the board of directors of the right of any person to purchase shares of stock of the corporation and also as to the value of such stock shall be conclusive and binding upon all the stockholders of the corporation. All the above restrictions an transfer and repurchase rights shall be noted conspicuously on the share certificates to which they relate.

FIFTH:  The name of the incorporator is John P. Denneen and his mailing address is Room 1410, 25 Broad Street, New York, New York, 10004.

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever except aa otherwise provided by law.

EIGHTH:  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

A.                                    To make, alter or repeal the by-laws of the corporation;

B.                                    To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

C.                                    To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persona, corporations and business entities;

D.                                    By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to al:  papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or dis-qualified member at any meeting of the committee. The members of any such committee present at any meeting and hot disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. All corporate powers of the corporation shall be exercised by the board of directors except as otherwise provided herein or by law.

NINTH:   Any property of the corporation less than all of its assets including goodwill and its corporate franchise, deemed by the board of directors to be not essential to the conduct of the business of the corporation, may be sold, leased, exchanged or otherwise disposed of by authority of the board of directors. All of the property and assets of the corporation including its goodwill and its corporate franchise; may be sold, leased or exchanged upon such terms and condition. and for such consideration (which may be in whole or in part shares of stock and/or other securities of any other corporation or corporations) as the board of directors shall deem expedient and for the best interests of the corporation, when an. as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose upon at least 20 days’ notice containing notice of the proposed sale, lease or exchange, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

TENTH:  A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor 8%11 any transaction or contract of the corporation be void or voidable by reason of the tact that any director or officer or any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that. such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the board of directors or of an executive committee thereof. without counting in such majority any director so interested although any director so interested may be included in such quorum), or (2) by a majority of a quorum of the stockholders entitled to vote at any meeting. No director or officer shall be liable to account to the corporation for any profits realized from any such transaction or contract authorized, ratified or approved as aforesaid by reason of the tact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner permitted by law.

ELEVENTH:   No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person (i) exercised or used the same degree of diligence, care and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the corporation, or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the corporation prepared by an office or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

TWELFTH:   Any contract, transaction or act of the corporation or of the board of directors which shall be approved or ratified by a majority of a quorum of the stock-holders entitled to vote at any meeting shall be as valid and binding as though approved or ratified by every stock-holder of the corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or act.

THIRTEENTH:  Every person who was or is a party or is threatened to be made a Party to or is involved in any threatened, pending or completed action, suit or proceeding,:  whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, &hall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware against all expenses, liability and loss (including attorney’s Tees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out or such status, whether or not the corporation would have the power to indemnify such person against such liability.

FOURTEENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or clans of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or clans of creditors, and/or on all the stockholders or clans of stockholders, of this corporation, as the case may be, and also on this corporation.

FIFTEENTH:   Meetings of stockholders and directors may be held within or without the State or Delaware, as the by-laws may provide. The books of account of the corporation may be kept (subject to any provision container) in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors Or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SIXTEENTH:  Whenever the vote of stockholders at a meeting thereof le required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a written consent to such corporate action is signed by the holders of 51% of the stock who would have been entitled to vote upon such corporate action if a meeting were held; provided that in no case shall a written consent be by the holders of stock having legs than the minimum percentage of the vote required herein or by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

SEVENTEENTH:   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate November 29. 1968.

/s/ John P. Denneen

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on November 29, 1968, personally came before me, a Notary Public for the State of New York, JOHN P. DENNEEN, party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his own act and deed and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Mildred L. Bersella
Notary Public

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ENVIRONMENTAL SCIENCE AND TECHNOLOGY, INC.

ENVIRONMENTAL SCIENCE AND TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That, at a meeting of the Board of Directors of Environmental Science and Technology, Inc. duly called and held on December 2, 1968 at which a quorum was present and acting throughout, resolutions were duly adopted setting Forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and recommending the same to the stockholders of said corporation. The proposed amendment is as follows:

The Certificate of Incorporation of the corporation shall be amended by changing the name of this corporation to “Environmental Research & Technology, Inc.”

SECOND:  That thereafter, in lieu of a meeting and vote of stockholders, the stockholders of the corporation consented in writing, pursuant to Section 228 of the General Corporation Law of the State of Delaware, to said amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Environmental Science & Technology, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Marvin J. Gaut, its President, and Henry J. Daaleman, its Secretary, December 30, 1968.

ENVIRONMENTAL SCIENCE & TECHNOLOGY, INC.

		By	/s/ Marvin J. Gaut	, President

Attest:

By:	/s/ Henry J. Dalleman
Secretary

STATE OF NEW JERSEY	)
) SS.:
COUNTY OF BERGEN	)

BE IT REMEMBERED that on this 30 day of December, 1968, personally came before me a Notary Public in and for the County and State aforesaid, Marvin J. Gaut, President of Environmental Science and Technology, Inc., a corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Marvin J. Gaut as such President, duly executed said certificate before me and acknowledged the said certificate ta be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation la the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Ronibeth Hatch
Notary Public

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RIGHTS OF $5.00 NON-CUMULATIVE

$100 PAR VALUE PREFERRED STOCK OF

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, the undersigned, Marvin J. Gaut and Henry J. Daaleman, the President and Secretary, respectively, of Research & Technology, Inc., a Delaware corporation (the “Corporation”), DO HEREBY CERTIFY that at a meeting of the Board of Directors of the Corporation, duly held and convened on January 23, 1969, the following resolution was duly adopted:

RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates .a series of the $100.00 par value Preferred Stock of the Corporation to consist of all of the 100 shares of Preferred Stock which the Corporation now has authority to issue, and this Board of Directors hereby fixes the designations, preferences and other rights and limitations or restrictions of the shares of such series (in addition to the designations, preferences and other rights, and limitations or restrictions thereof, set Forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock) as follows

SECTION 1.                            Designation.

1.1                               The designation of said series of Preferred Stock created by this resolution shall be “$5.00 Non-Cumulative $100.00 par value Preferred Stock” (the “Preferred Stock”).

SECTION 2.                            Dividends.

2.1                               The dividend rate of the Preferred Stock shall be $5.00 per share per annum, payable, if earned in a particular fiscal year and declared by the Board of Directors of the Corporation, not later than sixty days after the end of such fiscal year, out of the “Net Current Earnings” (hereinafter defined) of such fiscal year. Holders of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cash dividends at said rate. Dividends on Preferred Stock shall commence to be payable from and after the date of issue thereof.

2.2                               So long as any shares of Preferred Stock remain outstanding the Corporation may not pay any cash dividends on shares of stock ranking junior to the Preferred Stock as to dividends and assets without the prior consent of the holders of a majority of the Preferred Stock. The provisions of this Section 2.2 shall not, however, apply to a dividend payable in any stock ranking junior to the Preferred Stock as to dividends and assets.

SECTION 3.                            Preference in liquidation.

3.1                               In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, then, before any distribution or payment shall be made in respect of stock ranking junior to the Preferred Stock as to assets, the holders of the Preferred Stock shall be entitled to receive an amount equal to $100 per share. The holders of the Preferred Stock shall have no rights in respect of the remaining assets of the Corporation.

SECTION 4.                            Redemption

4.1 The Corporation at the option of the Board of Directors may at any time or from time to time redeem all or any part of the Preferred Stock then outstanding upon notice duly given as hereinafter provided, by paying therefor in cash the sum of $100 per share.

4.2                               Notice of every redemption shall be mailed at least 45 days prior to the date fixed for redemption, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In the case of a redemption of a part only of the Preferred Stock the Corporation shall select by lot the shares so to be redeemed, except that so long as any of the Preferred Stock shall be held of record by one or more of the original holders thereof, the shares to be purchased from each such original holder shall be selected pro rata and the remaining shares, if any, to be purchased from other holders shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine.

4.3                               If notice of redemption shall have been mailed as aforesaid, and if on or before the redemption date specified in such notice a sum equal to the redemption price of the shares so called for redemption shall have been set aside by the Corporation, separate and apart from its other funds, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, whether or not certificates for the shares so called for redemption shall have been surrendered for cancellation, such shares, from and after the date of redemption so designated, shall be deemed to be no longer outstanding and such holders of the certificate or certificates for such shares shall have with respect to such shares no rights in or with respect to the Corporation except only the right to receive the redemption price, without interest, upon surrender of such shares.

4.4                               Shares of Preferred Stock purchased by the Corporation or redeemed shall after the Corporation takes appropriate steps required or permitted by the laves of Delaware, have the status of authorized and unissued shares of Preferred Stock and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the Purchase or redemption of shares of Preferred Stock.

SECTION 5. Voting Rights.

5.1                               Except as otherwise provided in this Section 5 or as required by law, the holders of the Preferred Stock shall have no right to vote in the election of directors or in other corporate matters or to receive any notice of any meeting of stockholders.

5.2                               The consent of the holders of at least two-thirds of the shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing, if permitted by law, or at a meeting called for the purpose, at which the Preferred Stock shall vote separately as a class, shall be necessary for effecting or validating the creation or issuance of any stock ranking as to dividends or assets equal or prior to the Preferred Stock.

SECTION 6.                            Net Current Earnings.

6.1                               “Net Current Earnings” shall mean the gross revenues of the Corporation less all operating and non-operating expenses of the Corporation, including, without limitation, all current charges for the payment of interest on debt, all current additions to reserves, taxes on income and additions to reserves therefor, and all other charges of a proper character, all determined in accordance with generally accepted accounting principles, provided that there shall be disregarded (a) any aggregate net gain (but net any aggregate net loss) resulting from the sale, conversion or other disposition of capital assets, and any income tax attributable thereto, (b) any write-up of any asset and (c) any reversal of any reserve.

SECTION 7.                            Restrictions on Transfer.

7.1                               To the extent legally permissible, no transfer of any shares of the Preferred Stock shall be made on the books of the Corporation and no unregistered transfer of any legal or equitable interest in any such shares shall be made or effective unless such shares shall first have been offered in writing to the Corporation and the holders of the Voting Stock of the Corporation for sale to them at the lower or the price per share at which the holder thereof proposes to transfer such shares, or $100. Such offer shall be delivered or mailed to the Corporation. The Corporation may, within ten days after the receipt of such written offer, purchase all or any part of such shares by mailing or delivering a written acceptance to that effect to the person making such offer. If the Corporation shall accept such offer in whole or in part, it shall specify a settlement date not more than five days after the date of such acceptance for the delivery to it, against payment, of the certificates representing, the shares so purchased. Such certificates shall be delivered duly endorsed for transfer with signature guarantee and with all required tax stamps affixed or with funds for payment of such taxes. If the Corporation shall not purchase all of such shares, the Corporation shall on behalf of the registered owner promptly notify the holders of its Voting Stock in writing by mail or personal delivery that the balance of such shares is available for purchase by such stockholders at the price specified in the offer. Each such stock-holder may elect to purchase all or any part of such shares by a written acceptance to that effect received by the Corporation within fifteen days after the date of mailing or delivery of such notification. If the stockholders shall elect to purchase in the aggregate more shares than are available, the available shares shall be divided among the accepting stockholders in proportion to their registered ownership of shares of the Voting Stock If the Corporation, rounding out fractions of shares, if any, in favor of the smaller stockholders, and without allocating to any stock-holder shares which he does not desire to purchase. Such apportionment shall be made by the president of the Corporation and he shall fix the earliest practicable settlement date for the completion of the purchase of such shares and shall notify all interested persons of the apportionment and the settlement date by such means as he shall deem sufficient. Promptly after such settlement, or if no stock-holders elect to purchase such shares then promptly after the expiration of the time for such election, the president shall determine whether all of the provisions of this Section 7 have been complied with and if they have he shall declare the unpurchased shares free shares and shall notify the registered owner of such determination. For a period of three months beginning on the-first full business day following the date of such notification the shares so declared to be free may be sold by the owner thereof to any person, whether or not a stock-holder, at a price not less than the price at which the shares were offered to the Corporation and the holders of the Voting Stock. After such three-month period such shares shall again become subject to the restrictions imposed by this Section 7. The President’s decision regarding the apportionment among the stockholders, the settlement, and all matters relating to the interpretation of this Section 7 shall be final. In the absence of the president such decisions shall be made by a vice president.

IN WITNESS WHEREOF, this Certificate has been made under the seal of said Environmental Research & Technology, Inc. and has been signed by the undersigned, said Marvin J. Gaut, its President, and attested by said Henry J. Daaleman its Secretary, respectively, March   , 1969.

/s/ Marvin J. Gaut
President

Attest:

/s/ Henry J. Dalleman
Secretary

STATE OF NEW JERSEY	)
) SS.:
COUNTY OF BERGEN	)

BE IT REMEMBERED that on March 13, 1969, personally came before me,        Ronibeth Hatch               , a Notary Public in and for the County and State aforesaid, Marvin J. Gaut, the President of Environmental Research & Technology, Inc., a Delaware corporation, the corporation described in and on behalf of which was made the foregoing certificate, known to me to be such, and that said Marvin J. Gaut, as the President duly signed said certificate before me and acknowledged said certificate to be his act and deed and act and deed of said corporation and that the facts stated therein are true; and that the seal affixed ta said certificate and attested by the Secretary of said corporation is the corporate seal of said corporation, and that the act of sealing, executing, acknowledging and delivering said certificate was duly authorized by the Board of Directors of said corporation.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Ronibeth Hatch
Notary Public

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

Certificate of Amendment

of

Certificate of Incorporation

* * *

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein called the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation at a meeting duly called and held on October 14, 1969 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED that the Board of Directors of the Corporation declares advisable and recommends to the stockholders or the Corporation that the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended to read as follows:

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is two hundred sixty four thousand seven hundred and fifty (264,750), of which ten thousand (10,000) shares shall be Voting Stock, one hundred thousand (100,000) shares shall be Non-Voting Class “A” Stock, one hundred fifty thousand (150,000) shares shall be Non-Voting Class “B” Stock and four thousand (4,000) shares shall be Non-Voting Class “C” Stock, all with the par value of ten cents ($0.10) per share amounting in the aggregate to twenty six thousand four hundred dollars ($26,400), and seven hundred and fifty (750) stems shall be Preferred Stock with the par value of one hundred dollars ($100) per share amounting in the aggregate to seventy five thousand dollars ($75,000).

SECOND:  That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding shares of each class of stock of the Corporation by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and filed with the Corporation.

THIRD:  That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:  That said amendments do not effect any change in the issued shares of the Corporation and the capital of the Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Marvin J. Gaut, its President, and attested by John P. Denneen, its Secretary, this 28th day of January, 1970.

[Corporate Seal]

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

		By	/s/ Marvin J. Gaut	, President

Attest:

By:	/s/ John P. Denneen
Secretary

STATE OF NEW JERSEY	)
) SS.:
COUNTY OF BERGEN	)

BE IT REMEMBERED that on this 28 day of January, 1970, personally came before me Ronibeth Hatch, a Notary Public in and for the County and State aforesaid, Marvin J. Gaut, President of ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Marvin J. Gaut, as such President, duly executed said certificate before me and acknowledged the said certificate to be hl» .e L, and deed and the act and deed of said corporation and that the facts stated therein are true; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the Raid President and Secretary of said corporation respectively; and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Ronibeth Hatch
Notary Public

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RIGHTS OF $5.00 NON-CUMULATIVE $100

 PAR VALUE PREFERRED STOCK OF

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

We, the undersigned, Marvin J. Gaut and John P. Denneen, the President and Secretary, respectively, of Environmental Research & Technology, Inc., a Delaware corporation (the “Corporation”), DO HEREBY CERTIFY that at a meeting of the Board of Directors of the Corporation, duly held and convened on February 3, 1970, the following resolution was duly adopted by said Board of Directors pursuant to authority expressly vested in them by the Certificate of Incorporation of the Corporation as amended:

WHEREAS the Certificate of Incorporation of Environmental Research & Technology, Inc. (formerly Environmental Science and Technology, Inc.) as filed with the Secretary of State of Delaware on December 2, 1968 authorized the issuance of one hundred (100) shares of Preferred Stock with the par value of One Hundred Dollars ($100) per share, amounting in the aggregate to Ten Thousand Dollars ($10,000) and granted the Board of Directors authority to fix the voting powers, designations, preferences and other rights and the qualifications, limitations or restrictions of the Preferred Stock of each series issued pursuant to such authority; and

WHEREAS a Certificate of Designation, Preferences and Rights of $5.00 Non-Cumulative $100 par value Preferred Stock of Environmental Research & Technology, Inc. was filed with the Secretary of State of Delaware on March 18, 1969 relating to said one hundred (100) shares; and

WHEREAS a Certificate of Amendment of the Certificates of Incorporation of Environmental Research & Technology, Inc. was filed on February 3, 1970 increasing the authorized number of shares of Preferred Stock from one hundred (100) to seven hundred and fifty (750) shares with the par value of One Hundred Dollars ($100) per share amounting in the aggregate to Seventy-Five Thousand Dollars ($75,000);

NOW THEREFORE it is RESOLVED that an increase in the number of shares of Preferred Stock set forth in the resolution contained in the Certificate of Designation, Preferences and Rights of $5.00 Non-Cumulative $100 par value Preferred Stock of Environmental Research & Technology, Inc. filed with the Secretary of State of Delaware on March 18, 1969 from one hundred (100) to seven hundred and fifty (750) shares be and is authorized and directed.

IN WITNESS WHEREOF, this Certificate has been made under the seal of said Environmental Research & Technology, Inc. and has been signed by the undersigned, said Marvin J. Gaut, its President, and attested by said John P. Denneen, its Secretary, respectively, March 17, 1970.

/s/ Marvin J. Gaut

Attest:

/s/ John P. Denneen
Secretary

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.
[Corporate Seal]

STATE OF NEW JERSEY	)
) SS.:
COUNTY OF BERGEN	)

BE IT REMEMBERED that on March 17 , 1970, personally came before me,    Ronibeth Hatch   , a Notary Public in and for the County and State aforesaid, Marvin J. Gaut, the President of Environmental Research & Technology, Inc., a Delaware corporation, the corporation described in and on behalf of which was made the foregoing certificate, known to me to be such, and that said Marvin J. Gaut, as the President duly signed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said corporation and that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the corporate seal of said corporation, and that the act of sealing, executing, acknowledging and delivering said certificate was duly authorized by the Board of Directors of said corporation.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Ronibeth Hatch
Notary Public

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

Certificate of Amendment
of
Certificate of Incorporation

* * *

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing Linder and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of Environmental Research & Technology, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said proposed amendment be considered at a special meeting of the stockholders of said corporation called to be held on November 3, 1971. The resolution setting forth the proposed amendment is as follows:

RESOLVED that the Board of Directors of the Corporation declares advisable and recommends to the stockholders of the Corporation that the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended to read as follows:

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is tour hundred sixty thousand seven hundred and fifty (460,750), of which ten thousand (10,000) shares shall be a Voting Stock, two hundred thousand “1200,000) shares shall be Non-Voting Class “A” Stock, one hundred fifty thousand (150,000) shares shall be Non-Voting Class “B” Stock and one hundred thousand (100,000) shares shall be Non-Voting Class C” Stock, all with the par value of ten cents ($0.10) per share amounting in the aggregate to forty six thousand dollars ($46,000), and seven hundred and fifty (750) shares shall be Preferred Stock with the par value of one hundred dollars ($100) per share amounting in the aggregate to seventy five thousand dollars ($75,000).

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of each clams of stock of laid corporation as required by statute was voted in favor of the amendment.

THIRD:  That such amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That said amendments do not effect any change in the issued shares of said corporation and the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Marvin J. Gaut, its President, and attested by John P. Denneen, its Secretary, this 3rd day of November, 1971.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.
[SEAL]

	By	/s/ Marvin J. Gaut
President

Attest:

/s/ John P. Denneen
Secretary

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

Certificate of Amendment
of
Certificate of Incorporation

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of Environmental Research & Technology, Inc. duly held on March 28, 1972 resolutions were duly adopted setting forth a proposed amendment, as hereinafter set forth, to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED,

(1)           that the Board of Directors of the Corporation declares advisable and recommends to the stockholders of the Corporation that Article FOURTH of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be further amended so that as amended, said Article FOURTH shall read in its entirety as follows:

“FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is Two Million Seven Hundred and Fifty (2,000,750), of which Two Million (2,000,000) shares shall be Common Stock with the par value of Ten Cents ($0.10) per share, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000), and Seven Hundred and Fifty (750) shares shall be Preferred Stock with the par value of One Hundred Dollars ($100) per share amounting in the aggregate to Seventy Five Thousand Dollars( $75,000).

The Preferred Stock may be issued from time to time in one or more series. The powers, designations, preferences and other rights and the qualifications, limitations or restrictions of the Preferred Stock of each series shall be such as are stated and expressed in this Article Fourth and to the extent not stated and expressed herein, shall be such as may be fixed by the board of directors (authority so to do being hereby expressly granted) and stated and expressed in the resolution or resolutions adopted by the board of directors providing for the initial issue of Preferred Stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of the shares of such series, (b) fix the terms on which stock of such series may be redeemed if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of such series upon dissolution or any distribution of assets, (d) fix the terms or amounts of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of Preferred Stock if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of such series and (g) fix such other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.”

(2)           that the Board of Directors of the Corporation directs that the amendment proposed be considered at the next Annual Meeting of Stockholders; and

(3)           that effective upon the filing with the Secretary of State of Delaware, in accordance with subsection (c) of Section 103 of the General Corporation Law of the State of Delaware, of a certificate of amendment to the Certificate of Incorporation of the Corporation to the foregoing effect, each issued and outstanding share of Voting Stock, Non-Voting Class “A” Stock, Non-Voting Class “B” Stock and Non-Voting Class “C” Stock of the Corporation shall be reclassified as and converted into one share of Common Stock of the Corporation.

SECOND:  That thereafter, pursuant to the aforesaid resolution of its Board of Directors, the 1972 Annual Meeting of Stockholders of said corporation was duly called and held on April 14, 1972 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of each class of stock of said corporation as required by statute was voted in favor of the amendment.

THIRD:  That such amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Marvin J. Gaut, its President, and attested by John P. Denneen, its Secretary, this 27th day of April, 1972.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

[SEAL]

	By	/s/ Marvin J. Gaut
President

Attest:

/s/ John P. Denneen
Secretary

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

CERTIFICATE WITH RESPECT TO PURCHASE OF PREFERRED STOCK,
RESTORATION OF SUCH SHARES TO AUTHORIZED AND
UNISSUED STATUS AND REDUCTION OF CAPITAL

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:  That, pursuant to the provisions of Section 244 of the General Corporation Law of the State of Delaware, an aggregate of $10,000 of the Corporation’s capital was applied in connection with the redemption of the One Hundred (100) issued and outstanding shares of the $100.00 par value $5.00 Non-Cumulative Preferred Stock of the Corporation, which amount was equal to the aggregate par value of such shares. The shares so acquired, upon their acquisition, became retired shares, and, since the reissuance of such shares is not prohibited, have resumed the status of authorized and unissued shares.

SECOND:  That, pursuant to the provisions of Section 244 of the General Corporation Law of the State of Delaware, the capital of the Corporation is hereby reduced by the amount of Ten Thousand Dollars ($10,000), applied to the redemption of said One Hundred (100) purchased shares of $5.00 Non-Cumulative Preferred Stock, as specified by a resolution of the board of directors of the Corporation adopted at a meeting thereof held on June 26, 1973.

THIRD:  That the assets of the Corporation remaining after such reduction of capital are sufficient to pay any debts of the Corporation for which payment has not been otherwise provided.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. has caused its corporate seal to be affixed and this Certificate to be signed by its officers thereunto duly authorized this 31 day of July, 1973.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Marvin J. Gaut
President

Attest:

/s/ Alice D. Gaut
Assistant Secretary

CERTIFICATE OF MERGER

OF

COMERT, INC.,
a Delaware corporation,

INTO

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.,
a Delaware corporation

**********

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  The name and state of incorporation of each constituent corporation of the merger is as follows:

NAME	STATE OF INCORPORATION
Comert, Inc.	Delaware

Environmental Research & Technology, Inc.	Delaware

SECOND:  An agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The name .of the surviving corporation of the merger is Environmental Research & Technology, Inc., a Delaware corporation.

FOURTH:  The certificate of incorporation of Environmental Research & Technology, Inc., a Delaware corporation, which is the surviving corporation of the merger, as heretofore amended, shall be the certificate of incorporation of the surviving corporation, except that, upon the effectiveness of the merger, Article FOURTH of such certificate of incorporation shall be further amended to read in its entirety as follows:

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be common stock of the par value of one cent ($0.01) each, amounting in the aggregate to ten dollars ($10).

FIFTH:  The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 696 Virginia Road, Concord, Massachusetts 01742.

SIXTH:  A copy of the agreement and plan of merger will be furnished, on request and without cost, to any stock-holder of any constituent corporation.

SEVENTH:  This Certificate of Merger shall be effective at the close of business on the date on which it is filed with the Secretary of State of Delaware.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. has caused this certificate to be signed by Marvin J. Gaut, its Chairman of the Board of Directors, and Alice D. Gaut, its Assistant Secretary, this  14  day of May, 1979.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Marvin J. Gaut
Chairman of the Board of Directors

[Corporate Seal]

ATTEST:

/s/ Alice D. Gaut
Alice D. Gaut
Assistant Secretary

CERTIFICATE OF REDUCTION

OF CAPITAL

OF

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

*   *   *   *   *

Environmental Research & Technology, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  At a meeting of the Board of Directors of the Corporation held on March 14, 1979, a resolution was duly adopted approving and submitting to the stockholders of the Corporation an agreement and plan of merger of Comert, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, with and into the Corporation, which agreement and plan of merger provides for a reduction of capital of the Corporation in the manner and to the extent set forth below.

SECOND:  Such agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by the Corporation and Comert, Inc., which are the constituent corporations to such merger, in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware.

THIRD:  A certificate of merger with respect to such merger, dated the date hereof and executed in accordance with section 103 of the General Corporation Law of the State of Delaware, has been filed with the Secretary of State of Delaware in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware, which certificate of merger provides that the certificate of merger shall become effective at the close of business on the date of the filing of such certificate of merger with the Secretary of State of Delaware.

FOURTH:  Upon the effectiveness of such merger, the Certificate of Incorporation of the Corporation, which is the surviving corporation of the merger, as such Certificate of Incorporation has heretofore been amended, is further amended to reduce the total number of shares of stock which the Corporation has authority to issue to one thousand (1,000) shares of common stock of the par value of one cent ($0.01) each (“New Common Stock”), all of which will, upon the effectiveness of such merger, be issued and outstanding.

FIFTH:  Pursuant to the provisions of Section 244 of the General Corporation Law of the State of Delaware, upon the effectiveness of such merger and of this Certificate of Reduction of Capital, the capital of the Corporation is reduced by the amount of One Hundred Twenty-Seven Thousand Ninety-Six Dollars and Sixty Cents ($127,096.60), which reduction is effected as follows:

(a)           by eliminating $1,539.10, representing an amount of capital of the Corporation equal to the aggregate par value of 15,391 shares of the common stock, par value $0.10 per share, of the Corporation (“Old Common Stock”) issued and held in the treasury of the Corporation immediately prior to the effectiveness of the merger, which shares of Old Common Stock are, pursuant to the terms of the agreement and plan of merger referred to above, automatically retired upon the effectiveness of the merger; and

(b)           by transferring from capital to surplus $125,557.50, representing the amount of capital of the Corporation in excess of the aggregate par value of the 1,000 shares of New Common Stock issued and outstanding upon the effectiveness of the merger.

SIXTH:  The assets of the Corporation remaining after such reduction are sufficient to pay any debts, the payment of which has not been otherwise provided for.

SEVENTH:  This Certificate of Reduction of Capital shall be effective at the close of business on the date on which it is filed with the Secretary of State of Delaware.

IN WITNESS WHEREOF, said Environmental Research & Technology, Inc. has caused this certificate to be signed by Marvin J. Gaut, its Chairman of the Board of Directors, and attested by Alice D. Gaut, its Assistant Secretary, this 14th day of May, 1979.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Marvin J. Gaut
Chairman of the Board of Directors

[SEAL]

ATTEST:

/s/ Alice D. Gaut
Assistant Secretary

CERTIFICATE OF MERGER

OF

ECOLOGY CONSULTANTS, INC.
a Delaware corporation,

INTO

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.
a Delaware corporation

************

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  The name and state of incorporation of each constituent corporation of the merger is as follows:

NAME	STATE OF INCORPORATION

Ecology Consultants, Inc.	Delaware

Environmental Research & Technology, Inc.	Delaware

SECOND:  An agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the merger is Environmental Research & Technology, Inc., a Delaware corporation.

FOURTH:  The certificate of incorporation of Environmental Research & Technology, Inc., a Delaware corporation, which is the surviving corporation of the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH:  The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 696 Virginia Road, Concord, Massachusetts 01742.

SIXTH:  A copy of the agreement and plan of merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:  This Certificate of Merger shall be effective at 12:01 a.m., January 1, 1980, provided it shall have been filed with the Secretary of State of Delaware before that time.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. has caused this certificate to be signed by its NORMAN E. GAUT, its President and THOMAS M. ZIMMER, its General Counsel, this 24th day of December, 1979.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Norman E. Gaut

[Corporate Seal]

ATTEST:

/s/ Thomas M. Zimmer

RESTATED CERTIFICATE OF INCORPORATION

OF

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

The name of the Corporation is Environmental Research Technology, Inc. It was originally incorporated under the name Environmental Science and Technology, Inc. and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1968. This Restated Certificate of Incorporation was adopted by the board of directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

FIRST:  The name of the corporation is Environmental Research & Technology, Inc.

SECOND:  The registered office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, Wilmington, New Castle County. Its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be common stock of the par value of one cent ($0.01) each, amounting in the aggregate to ten dollars ($10).

FIFTH:  The name of the incorporator is John P. Dennee and his mailing address is Boom 1410, 25 Broad Street, New York, New York, 10004.

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever except as otherwise provided by law.

EIGHTH:  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

A.            To make, alter or repeal the by-laws of the corporation;

B.            To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and persona’ property of the corporation;

C.            To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

D.            By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. All corporate powers of the corporation shall be exercised by the board of directors except as otherwise provided herein or by law.

NINTH:  Any property of the corporation less than all of its assets including goodwill and its corporate franchise, deemed by the board of directors to be not essential to the conduct of the business of the corporation, may be sold, leased, exchanged or otherwise disposed of by authority of the board of directors. Ali of the property and assets of the corporation including its goodwill and its corporate franchises, may be sold, leased or exchanged upon such terms and conditions and for such consideration (which may be in whole or in part shares of stock and/or other securities of any other corporation or corporations) as the board of directors shall deem expedient and for the Best interests of the corporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose upon least 20 days’ notice containing notice of the proposed sale, lease or exchange, or when authorized by the written consent of the polders of a majority of the voting stock issued and outstanding.

TENTH:  A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the-fact that any director or officer or any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the board of directors or of an executive committee thereof, without counting in such majority any director so interested (although any director so interested may be included in such quorum), or (2) by a majority of a quorum of the stockholders entitled to vote at any meeting. No director or officer shall be liable to account to the corporation for any profits realized from any such transaction or contract authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner permitted by law.

ELEVENTH:  No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person (i) exercised or used the same degree of diligence, care and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the corporation, or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

TWELFTH:  Any contract, transaction or set of the corporation or of the board of directors which shall be approved or ratified by a majority of a quorum of the stockholders entitled to vote at any meeting shall be as valid and binding as though approved or ratified by every stockholder of the corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or act.

THIRTEENTH:  Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, reason of the fact that he or a person of whom he is the legal representative is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person find incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person against such liability.

FOURTEENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

FIFTEENTH:  Meetings of stockholders and directors may be held within or without the State of Delaware, as the by-laws may provide. The books of account of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SIXTEENTH:  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a written consent to such corporate action is signed by the holders of 51% of the stock who would have been entitled to vote upon such corporate action if a meeting were held; provided that in no case shall a written consent be by the holders of stock having less than the minimum percentage of the vote required herein or by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

SEVENTEENTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, said ENVIRONMENTAL ‘RESEARCH & TECHNOLOGY, INC., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert B. Harlan, Jr., its Executive Vice President, and attested by Jerome W. Breslow, its Secretary, this 18th day of December, 1979.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Robert B. Harlan, Jr.
Executive Vice President

CORPORATE SEAL
             [SEAL]

ATTEST:

/s/ Jerome W. Breslow
Secretary

CERTIFICATE OF MERGER

OF

ENVIRONMENTAL EQUIPMENT LEASING CO.
a Colorado corporation,

INTO

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.
a Delaware corporation

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  The name and state of incorporation of each constituent corporation of the merger is as follows:

Name	State of Incorporation

Environmental Equipment Leasing Co.	Colorado

Environmental Research & Technology, Inc.	Delaware

SECOND:  An agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the merger is Environmental Research & Technology, Inc., a Delaware corporation.

FOURTH:  The restated certificate of incorporation of Environmental Research & Technology, Inc., a Delaware corporation, which is the surviving corporation of the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH:  The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 696 Virginia Road, Concord, Massachusetts 01742.

SIXTH:  A copy of the agreement and plan of merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:  This Certificate of Merger shall be effective at 12:00 AM, January 2, 1982, provided it shall have been filed with the Secretary of State of Delaware before that time.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. has caused this certificate to be signed by Norman L. Gaut, its President, and Thomas M. Zimmer, its Assistant Secretary, this 22nd day of December, 1981.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Norman E. Gaut
Norman E. Gaut, President

[Corporate Seal]

ATTEST:

/s/ Thomas M. Zimmer
Thomas M. Zimmer, Assistant Secretary

CERTIFICATE OF MERGER

OF

WESTERN SCIENTIFIC SERVICES, INC. a Colorado corporation,

INTO

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. a Delaware corporation

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:  The name and state of incorporation of each constituent corporation of the merger is as follows:

Name	State of Incorporation

Western Scientific Services, Inc.	Colorado

Environmental Research & Technology, Inc.	Delaware

SECOND:  An agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (e) of Section 255 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation c’ the merger is Environmental Research & Technology, Inc., a Delaware corporation.

FOURTH:  The restated certificate of incorporation of Environmental Research & Technology, Inc., a Delaware corporation, which is the surviving corporation of the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH:  The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 06 Virginia Road, Concord, Massachusetts 01742.

SIXTH:  A copy of the agreement and plan of merger will be furnished, on request and without colt, to any stockholder of any constituent corporation.

SEVENTH:  This Certificate of Merger shall be effective at 12:00 AM, January 2, 1982, provided it shall have been filed with the Secretary of State of Delaware before that time.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. has caused this certificate to be signed by Norman E. Gaut, its President, and Thomas M. Zimmer, its Assistant Secretary, this 22nd day of December, 1981.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By	/s/ Norman E. Gaut
Norman E. Gaut, President

[Corporate Seal]

ATTEST:

/s/ Thomas M. Zimmer
Thomas M. Zimmer, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST:  That Resource Engineering, Inc., a Texas corporation, the sole stockholder of the Company, by unanimous written consent dated December 23, 1986, adopted a resolution authorizing the following amendment to the Restated Certificate of Incorporation of the Company:

RESOLVED, that the Restated Certificate of Incorporation of ENVIRONMENTAL RESEARCH TECHNOLOGY, INC. be amended by changing the First Article thereof so that, as amended, said article shall be and read as follows:

“FIRST:  The name of the corporation is ERT, Inc.”

SECOND:  That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC. has caused this certificate to be signed by Dick Brown, its President and attested by Robert M. Zoch, Jr. its Secretary, this 23rd day of December, 1986.

ENVIRONMENTAL RESEARCH & TECHNOLOGY, INC.

By:	/s/Dick Brown
Dick Brown, President

ATTEST:

By:	/s/Robert M. Zoch, Jr.
Robert M. Zoch, Jr., Secretary

CERTIFICATE OF MERGER

OF

NORTHERN TECHNICAL SERVICES, INC.

INTO

ERT, INC.

**********

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Northern Technical Services, Inc.	Alaska

ERT, Inc.	Delaware

SECOND:  That the Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the merger is ERT, Inc., a Delaware corporation.

FOURTH:  That the Certificate of Incorporation of ERT, Inc., a Delaware corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:  That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 696 Virginia Road, Concord, Massachusetts 01742.

SIXTH:  That a copy of the Plan and Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:  The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share or statement that shares are without par value

Northern Technical Services, Inc.	Common	1,000,000	No par

EIGHTH:  This Certificate of Merger shall be effective on April 1, 1987.

Dated:  April 1, 1987.

ERT, Inc.

		By:	/s/
President

ATTEST:

By:	/s/
Secretary

CERTIFICATE OF MERGER

OF

ENSR Technology, Inc., ENSR Constructors, Inc.,
ERT Information Services, Inc., ENSR Services, Inc.,
Sun Environmental, Inc., Environmental Health Associates, Inc.

into

ERT, INC.

The undersigned corporations

DO HEREBY CERTIFY:

FIRST:  That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
ENSR Technology, Inc.	Texas
ERT Information Services, Inc.	Texas
ENSR Constructors, Inc.	Texas
Sun Environmental, Inc.	Delaware
ENSR Services, Inc.	Delaware
Environmental Health Associates, Inc.	California
ERT, Inc.	Delaware

SECOND:  That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the merger is ERT, Inc., which shall herewith be changed to ENSR corporation, a Delaware Corporation.

FOURTH:  That the Certificate of Incorporation of ERT, Inc. shall be the Certificate of Incorporation of the surviving corporation except that the name of the corporation shall be amended to read as follows:

“The name of the corporation is ENSR Corporation”.

FIFTH:  That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3000 Richmond, Houston, Texas 77098.

SIXTH:  That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:  That ERT, Inc., now ENSR Corporation, survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent Delaware corporation as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 3000 Richmond Avenue, Suite 530, Houston, Texas 77098 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.

EIGHT:  This Certificate of Merger shall become effective on lune 17, 1988.

Dated:	June 10, 1988
ERT, INC.

		By	/s/Michael A. Baker
Michael A. Baker
Vice President

ATTEST:

By	/s/Joan B. Edwards
Joan B. Edwards
Secretary

RESTATED CERTIFICATE OF INCORPORATION
of
ENSR CORPORATION

ENSR Corporation, a corporation organized and existing under the lava of the State of Delaware hereby certifies as follows:

1.                                      The name of the corporation is ENSR Corporation. The name under which the corporation vas originally incorporated was Environmental Science and Technology, Inc. The date of filing its original certificate of incorporation with the Secretary of the State was December 2.1968.

2.                                      This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by deleting the various articles related to powers and authority of the board of directors and adding a provision for indemnification of officers and directors of the corporation.

3.                                      The text of the Certificate of Incorporation as amended or supplemented heretofore, is hereby restated without further amendments or changes to read as herein set forth in full:

FIRST:  The name of the corporation is ENSR Corporation.

SECOND:  The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered Agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares all of which shall be common stock of the par value of $.01 each, amounting in the aggregate to Ten Dollars ($10.00).

FIFTH:  The name of the incorporator is John P. Deneen, mailing address is Room 1410, 25 Broad Street, New York, New York 10004.

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  In furtherance and not in limitation of powers conferred by statute, it is further provided that:

(a)                                 After the adoption of the By-laws of the corporation and subject to the limitations and exceptions, if any, contained the by-laws, the power to make, alter, or repeal the by-laws, and to adopt any new by-law, shall be vested in the Board of Directors of the corporation.

(b)                                 Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

(c)                                  Subject to any applicable requirements of law, the books of the corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the By-Laws of the corporation.

EIGHTH:  The corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the corporation, and is threatened to be or is made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the Tact that he is, or was, a director or officer of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such vote of directors or stockholders or otherwise.

NINTH:  To the extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

4.                                      This Restated Certificate of Incorporation vas duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 226, 242 and 245 of the General Corporation Laws of the State of Delaware.

IN WITNESS WHEREOF, said Chairman of the Board has caused such Certificate to be signed by Michael A. Baker, its Vice President and attested by Joan B. Edwards, its Secretary. This as of the 30th day of June, 1988.

ENSR CORPORATION

/s/Michael A. Baker
Michael A. Baker
Vice President

ATTEST:

/s/Joan B. Edwards
Joan B. Edwards, Secretary

2

CERTIFICATE OF OWNERSHIP AND MERGER

Of

NuKEM ACQUISITION CORP.

with and into

ENSR CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, NuKEM ACQUISITION CORP., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  The Corporation is the holder of all of the outstanding shares of Common Stock (the “Shares”), of ENSR Corporation, a Delaware corporation (“ENSR”).

SECOND:  On June     , 1991, the Board of Directors of the Corporation approved the merger (the “Merger”) of the Corporation with and into ENSR pursuant to the following resolutions:

WHEREAS, the Corporation is the holder of all of the outstanding shares of Common Stock (the “Shares”) of ENSR:  and

WHEREAS, the Corporation and ENSR have agreed to effect a “short form merger” of the Corporation with and into ENSR.

NOW THEREFORE, BE IT RESOLVED, that in accordance with the provisions of the Section 253 of the Delaware General Corporation Law (the “GCL”) and as of the Effective Time (as hereinafter defined), the Corporation shall be, and hereby is, merged (the “Merger”) with and into ENSR, ENSR remaining as the surviving corporation of the Merger; and

RESOLVED, that at and as of the effective date of the Merger (the “Effective Time”), each share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon the surrender of the certificate formerly representing such share, one Share of Common Stock of ENSR; and

RESOLVED, that the Effective Time Of the Merger shall be the filing date of a Certificate of Ownership and Merger in the Office of the Secretary of State of Delaware under the applicable provisions of the GCL; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take any and all actions and steps and execute and deliver any and all documents and instruments as may be necessary or advisable in order to effectuate the foregoing resolutions, including without limitation, the execution, delivery and filing of a Certificate of Ownership and Merger under the GCL and such other documents and instruments as the officer executing the same shall determine to be appropriate or advisable.

THIRD:  The Merger has been approved by the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the GCL.

IN WITNESS WHEREOF, the undersigned, by its duly authorized officers, has executed and delivered this Certificate of Ownership and Merger as of June 30, 1991

Attest:	NuKEM ACQUISITION CORP.

/s/Donald W. Faul	By:	/s/Stephen R. Beck
Donald W. Faul, Secretary		Stephen R. Beck, President

2

CERTIFICATE OF MERGER

of

ENSR Midwest, Inc., ENSR South, Inc.,
Dunne & Riley Holding Company, Inc.

into

ENSR Corporation

The undersigned corporations

DO HEREBY CERTIFY:

FIRST:  That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
ENSR Midwest, Inc.	Texas
ENSR South, Inc.	Texas
Dunne & Riley Holding Company, Inc.	California

SECOND:  That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the merger is ENSR Corporation, a corporation organized and existing under the laws of the State of Delaware.

FOURTH:  That the Certificate of Incorporation of ENSR Corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:  That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 35 Nagog Park, Acton, Massachusetts 01720.

SIXTH:  That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:  That the respective Boards of Directors of the Constituent Corporations have approved this Certificate of Merger; and whereas the authorized number of shares of ENSR Midwest, Inc. is 100,000 common shares, par value of $1.00 per share, of which ENSR Corporation owns all issued and outstanding shares; and whereas the authorized number of shares of ENSR South, Inc. is 10,000 common shares, par value of $1.00 per share, of which ENSR Corporation owns all issued and outstanding shares; and whereas the authorized number of shares of Dunne & Riley Holding Company, Inc. is 10,000 common shares, without par value, of which ENSR Corporation owns all issued and outstanding shares.

EIGHTH:  This Certificate of Merger shah] become effective on June 30, 1997.

Dated:  June 26, 1997

ENSR Corporation

		By:	/s/Robert C. Petersen
Robert C. Petersen
President

ATTEST:

By:	/s/Edward R. Bernice
Edward R. Bernice
Vice President, Secretary

4

CERTIFICATE OF MERGER

OF

ENSR East, Inc.

Into

ENSR Corporation

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST:  That the name and state of incorporation of the constituent corporation of the merger is as follows:

Name	State of Incorporation

ENSR East, Inc.	Delaware

SECOND:  That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the merger is ENSR Corporation, a corporation organized and existing under the laws of the State of Delaware.

FOURTH:  That the Certificate of Incorporation of ENSR Corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:  That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 35 Nagog Park, Acton, Massachusetts 01720.

SIXTH:  That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:  This Certificate of Merger shall become effective on June 30, 1997.

Dated:  June 26, 1997

ENSR Corporation

By:	/s/Robert C. Petersen
Robert C. Petersen
President

ATTEST:

By:	/s/Edward R. Bernice
Edward R. Bernice
Vice President, Secretary

2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
******

ENSR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of ENSR Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:  The name of the corporation is AECOM, Inc.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:  That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on November 10, 2008.

IN WITNESS. WHEREOF, said Board of Directors has caused this certificate to be signed by Kerry S. Adams, its Chief Financial Officer, Secretary and Treasurer, this 28 day of October, 2008.

/s/Kerry S. Adams

By Chief Financial Officer, Secretary and Treasurer
(Title)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AECOM, Inc.

AECOM, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  That the following resolution was duly adopted by unanimous vote of the Board of Directors of the Corporation on January 5, 2015, proposing the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Board declares it advisable and in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation to change the Corporation name to AECOM C&E, Inc.

FURTHER RESOLVED, that Board hereby approves the preparation and filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) to effect the name change of the Corporation.

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to execute, deliver and file the Certificate of Amendment with the Secretary of State of Delaware and to pay any fees related to such Ming.

SECOND:  That the Certificate of Incorporation of the Corporation be amended by changing the FIRST Article thereof so that, as amended said Article shall read as follows:

“FIRST:  The name of the Corporation is AECOM C&E, Inc.

THIRD:  The aforesaid amendment to the Certificate of Incorporation will take effect on the 5th day of January, 2015.

FOURTH:  The aforesaid amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:  All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF. the Corporation has caused this Certificate of Amendment to be signed this 5th day of January, 2015.

AECOM,

By:	/s/Jon Mahoney
Name:	Jon Mahoney
Title:	Director and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING

GALSON CORPORATION
(a New York corporation)

INTO

AECOM C&E, INC.
(a Delaware corporation)

(PURSUANT TO SECTION 253 OF THE DELAWARE GENERAL CORPORATION LAW)

AECOM C&E, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:

1.                                      The Company is the owner of one hundred percent (100%) of the outstanding shares of each class of capital stock of Galson Corporation, a corporation organized and existing under the laws of the State of New York (the “Subsidiary”).

2.                                      The Company, by the following resolutions adopted on October 2, 2015 by the Board of Directors of the Company, hereby merges the Subsidiary into the Company, with the Company as the surviving corporation (the “Merger”):

“Approval of Short Form Merger

WHEREAS, the Company is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of each class of stock of Galson Corporation, a New York corporation (the “Subsidiary”);

WHEREAS, it is deemed to be advisable and in the best interests of the Company and its stockholders that the Company consolidate its operations by merging the Subsidiary with and into the Company (the “Merger”) in accordance with the terms and conditions set forth in the Agreement and Plan of Merger (the “Plan of Merger”) attached to this resolution as Appendix A;

WHEREAS, Section 253 of the Delaware General Corporation Law (the “DGCL”) provides that if a parent corporation owns at least ninety percent (90%) of the outstanding shares of each class of stock of a subsidiary corporation, such subsidiary corporation may be merged with and into the parent upon, among other things, the adoption of an appropriate resolution by the Board of Directors of the parent corporation and the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State;

WHEREAS, Section 907(c) of the New York Business Corporation Law (the “NYBCL”) provides that if a foreign parent corporation owns at least ninety percent (90%) of the outstanding shares of each class of stock of a domestic subsidiary corporation, such subsidiary corporation may be merged with and into the parent upon, among other things, the adoption of appropriate resolutions and a Plan of Merger by the Boards of Directors of both the parent and subsidiary corporations, and the filing of a Certificate of Merger with the New York Department of State; and

WHEREAS, the Company intends that the merger qualifies as a tax-free statutory merger under Section 368(a)(1)(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, BE IT RESOLVED, that the Merger is approved and that, effective upon the filing of the Certificate of Ownership and Merger with the Delaware Secretary of State and the filing of the Certificate of Merger with the New York Department of State, the Company shall merge the Subsidiary with and into itself and assume all obligations of the Subsidiary pursuant to Section 253 of the DGCL and Section 906 of the NYBCL;

RESOLVED FURTHER, that upon the Merger becoming effective, all issued and outstanding shares of each class of stock of the Subsidiary are cancelled;

RESOLVED FURTHER, that the Certificate of Incorporation and Bylaws of the Company shall not be amended and shall remain the Certificate of Incorporation and Bylaws of the surviving corporation;

RESOLVED FURTHER, that the officers of the Company, and any of them, are each hereby authorized and directed to execute all documents, agreements and other instruments and to take such actions and perform such acts as they may deem necessary or advisable to carry out and perform the purposes of these resolutions; and

RESOLVED FURTHER, that the Company shall cause to be executed and filed and/or recorded the Certificate of Ownership and Merger and all other documents prescribed by the laws of the State of Delaware, the laws of the State of New York, and by the applicable laws of any other jurisdiction and will cause to be performed all necessary acts within Delaware, New York, and in any other applicable jurisdiction necessary and appropriate to effect the Merger.

General Authority

RESOLVED, that any and all actions, whether previously or subsequently taken by the officers of the Company which are consistent with the intent and purposes of the foregoing resolutions, shall be and the same hereby are, in all respects, ratified, approved and confirmed; and

RESOLVED FURTHER, that the officers of the Company and such persons appointed to act on their behalf pursuant to the foregoing resolutions are hereby authorized and directed in the name of the Company, and on its behalf, to execute any additional certificates, agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they deem necessary, appropriate or in furtherance of the purposes of each of the foregoing resolutions and the transactions contemplated therein.”

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IN WITNESS WHEREOF, the Company this Certificate of Ownership and Merger to be signed by its Secretary on this 2nd day of October, 2015.

AECOM, Inc.
a Delaware corporation

By:	/s/Jon B. Mahoney
Name:	Jon B. Mahoney
Title:	Secretary

[Signature Page to the Certificate of Ownership and Merger for AECOM C&E, Inc. and Glason Corporation]

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